Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Announces Estimated Restated Earnings Per Share to Address Revenue Recognition and Bad Debt Issues at its WebSourced Subsidiary

NORTHBROOK, Ill.—(BUSINESS WIRE)—Nov.1, 2005—CGI Holding Corporation d/b/a Think Partnership Inc. (“THK”) (AMEX: THK - News) today announced additional information regarding its previously announced decision to amend and restate its audited consolidated financial statements and other financial information for at least the years ended December 31, 2004, and 2003 and the unaudited consolidated financial statements for at least the quarters ended September 30, 2004 and 2003, June 30, 2005, 2004 and 2003, and March 31, 2005, 2004 and 2003 (collectively the “Relevant Periods”). The Company explained that it expects to recognize revenue for each deliverable under its Search Engine Enhancement (“SEE”) business segment at its WebSourced, Inc. subsidiary (“WebSourced”) during the Relevant Periods on a straight-line basis over the term of the contract instead of on the proportional performance model it previously utilized. Although THK’s review of the matter is not yet complete, this matter has progressed sufficiently for THK to estimate that, as a result of the restatement, its restated net income per share on a fully diluted basis (“Estimated Restated EPS”) will be lower than its originally reported net income per share on a fully diluted basis (“Originally Reported EPS”) during the Relevant Periods, as follows:

•                  1st half 2005: Approximately a $0.01 Difference - Originally Reported EPS of $0.04, Estimated Restated EPS of approximately $0.03

•                  2004: Approximately a $0.03 Difference - Originally Reported EPS of $0.10, Estimated Restated EPS of approximately $0.07

•                  2003: Approximately a $0.03 Difference - Originally Reported EPS of $0.01, Estimated Restated EPS of loss of approximately ($0.02)

THK also announced that it plans to continue to operate its businesses as usual while it amends and restates its previously issued audited consolidated financial statements and other financial information and the unaudited consolidated financial statements for the Relevant Periods.

The amendment and restatement is not expected to affect THK’s previously reported cash or debt positions during the Relevant Periods, nor is it expected to trigger a default under THK’s loan covenants.

The amendment and restatement is only expected to affect the financial results of THK’s WebSourced subsidiary, one of THK’s 10 operating companies. WebSourced’s financial results are ultimately consolidated with THK’s other operating companies. In regard to financial results, as previously disclosed in the annual or quarterly reports filed for the Relevant Periods, THK has recognized revenues from its SEE business segment at WebSourced in the period that they are deemed to be earned and collectible under the accrual method of accounting using the proportional performance model. In the proportional performance model, revenue is recognized using the pattern in which value is provided to the customer over the term of the contract. In the amendment and restatement, THK instead expects to recognize revenue for each deliverable under its SEE business segment at WebSourced during the Relevant Periods on a straight-line basis over the term of the contract. As a result, the asset referred to as Unbilled Revenue on THK’s consolidated balance sheet is expected to be considerably reduced.

On a going-forward basis, beginning in September 2005, THK explained that WebSourced started selling the SEE services that were previously packaged during the Relevant Periods, as separate products in its SEE business, and now meets the criteria of EITF 00-21: Revenue Arrangements with Multiple Deliverables. In the past during the Relevant Periods, WebSourced’s SEE services were packaged and did not meet the criteria of EITF 00-21, and, therefore, were treated as one unit of accounting using the proportional performance model as described above. As such, for revenue recognition going forward, each deliverable under its SEE business at WebSourced will be treated as a separate product or deliverable. THK will recognize revenue for each deliverable under its SEE business at WebSourced either on a straight-line basis over the term of the contract, or when value is provided to the customer, as appropriate. WebSourced also now requires upfront payments prior to commencing work on certain SEE projects. This policy was implemented to address certain collection issues that WebSourced had begun to experience in the second half of 2004. These product packaging changes came about as a result of THK overhauling the WebSourced operations after it reported bad debt of $1.4 million for the quarterly period ending June 30, 2005.

Gerard M. Jacobs, the CEO of Think Partnership, stated, “During its review of THK’s pending Form SB-2 registration statement, the SEC among other things questioned THK’s revenue recognition policies in regard to our WebSourced subsidiary. The significant bad debt experienced at WebSourced starting in the second half of 2004 has increased management’s visibility of the collection risk profile of certain customer accounts at WebSourced. Consequently we expect to change WebSourced’s revenue recognition policies for the Relevant Periods to a “straight-line” model, which will require us to amend and restate THK’s previously filed financial statements for the Relevant Periods. We hope that this decision will allow THK to proceed forward on certain matters which have been stalled pending the resolution of these accounting issues.”

The Company has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has nine subsidiaries: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish web design, custom web based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects Web site publishers with online advertisers (see www.PrimaryAds.com); and Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.RealEstateSchoolOnline.com). The Company has signed letters of intent to acquire: Vintacom Media Group, Inc., Edmonton, Alberta Canada, a leading online dating company (see www.Vintacom.com); and Morex Marketing, LLC, a major marketer to expectant parents (see www.babytobee.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended June 30, 2005 under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

Think Partnership Inc.

Xavier Hermosillo, 310-832-2999

Xavier@thinkpartnership.com